Exhibit 22.1

Subsidiary Guarantors

6.00% Convertible Senior Notes due 2031

SharonAI Inc., a Delaware corporation

SharonAI Operations LLC, a Delaware limited liability company

SharonAI Hosting LLC, a Delaware limited liability company

SAI US No. 1 LLC, a Delaware limited liability company

SharonAI Pty Ltd, an Australian proprietary limited company

Distributed Storage Solutions Pty Ltd, an Australian proprietary limited company

4.75% Convertible Senior Notes due 2032

SharonAI Inc., a Delaware corporation

SharonAI Operations LLC, a Delaware limited liability company

SharonAI Hosting LLC, a Delaware limited liability company

SAI US No. 1 LLC, a Delaware limited liability company

SharonAI Pty Ltd, an Australian proprietary limited company

Distributed Storage Solutions Pty Ltd, an Australian proprietary limited company